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                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors




     We consent to the incorporation by reference in this Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated July 7, 2003 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 2003 of RPM International Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "Independent Accountants" in the Prospectus.

                                          /s/ Ciulla, Smith & Dale, LLP
                                        -------------------------------------
                                          Ciulla, Smith & Dale, LLP


Cleveland, Ohio

May 10, 2004